                                                                    EXHIBIT 12.1

Computation of Deficiency of Earnings to Fixed Charges

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

                                                                  FOR THE YEAR ENDED                          FOR THE NINE
                                                                      DECEMBER 31,                            MONTHS ENDED
                                             ------------------------------------------------------------     SEPTEMBER 30,
                                               1996       1997         1998          1999         2000            2001
                                             --------    --------     -------       --------     --------    --------------
                                                                        (000'S)
Fixed charges
     Interest expense on indebtedness        $    --     $    --      $    --      $    291      $    425      $    542
     Estimated interest expense within
       rental expense                             26          92          303           282           361           565
                                             -------     -------      -------      --------      --------      --------
             Total fixed charges                  26          92          303           573           786         1,107

Earnings (loss)
     Loss before income taxes                 (3,346)     (3,833)      (8,904)      (18,124)      (46,729)      (59,736)
     Fixed charges per above                      26          92          303           573           786         1,107

                                              -------     -------      -------      --------      --------     --------
            Total loss                        (3,320)     (3,741)      (8,601)      (17,551)      (45,943)      (58,629)

                                             -------     -------      -------      --------      --------      --------
Coverage deficiency                          $(3,346)    $(3,833)     $(8,904)     $(18,124)     $(46,729)     $(59,736)
                                             =======     =======      =======      ========      ========      ========
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